UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 12, 2021

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Financing Agreement

On March 12, 2021, Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), entered into a financing agreement (the “Financing Agreement”) by and among the Company, as borrower, certain subsidiaries of the Company from time to time party thereto, as guarantors (together with the Company, the “Loan Parties”), the lenders from time to time party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent. Odeon Capital Group LLC served as financial advisor to the Company.

The Financing Agreement provides a term loan in the aggregate principal amount of $35.0 million (the “Loan”). The proceeds of the Loan shall be used (i) to pay off the Company’s existing indebtedness under that certain financing agreement dated December 22, 2020, by and among the Company, certain subsidiaries of the Company from time to time party thereto, as guarantors, the lenders from time to time party thereto, and Powerscourt Investments XXII, LP, as administrative agent and collateral agent (the “Powerscourt Agreement”), (ii) to fund the redemption of certain shares of the Company’s 8.75% Series D Cumulative Convertible Preferred Stock, including in connection with the Company’s ongoing tender offer for such securities, and (iii) to pay fees and expenses in connection with the transactions contemplated by the Financing Agreement. Subject to the terms of the Financing Agreement, the Loan bears interest at a rate per annum equal to 8%.

The obligations of the Company under the Financing Agreement are secured by liens on certain assets of the Company and certain of the Company’s subsidiaries, including mortgages on the Collateral Properties (as such term is defined in the Financing Agreement).

The Loan has a maturity date of March 12, 2026. The Company will be required to make a mandatory prepayment of the outstanding principal of the Loan under certain circumstances in accordance with the terms of the Financing Agreement, and will have the option to prepay, in full or in part, the obligations under the Loan then outstanding, subject to an exit fee, which shall be calculated as 5% of the amount of principal so repaid or prepaid.

The Financing Agreement contains customary representations and warranties. The Financing Agreement also contains covenants that restrict, among other things, the ability of the Company and its subsidiaries to create liens, incur indebtedness, make certain investments, merge or consolidate, dispose of assets, pay certain dividends and make certain other restricted payments or certain equity issuances, change the nature of their businesses, enter into certain transactions with affiliates and change their governing documents.

The Financing Agreement also contains customary events of default, including for nonpayment of principal and other amounts when due; breach of covenants; inaccuracy of representations and warranties; nonpayment of any indebtedness of any Loan Party or any of its subsidiaries above certain aggregate thresholds; certain bankruptcy or insolvency events; material judgments against any Loan Party; certain ERISA matters; actual or asserted invalidity of any loan document; a change of control; the occurrence of an event resulting in a Material Adverse Effect.

The foregoing summary of the Financing Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Warrant

Pursuant to the Financing Agreement and concurrently with the execution of the Registration Rights Agreement (described below), the Company issued to the holders from time to time party thereto a warrant (the “Warrant”) to purchase, in the aggregate, 1,061,719 shares of common stock of the Company, $0.01 par value per share (the “Common Stock” or “Registrable Securities”), in three tranches: warrants to purchase an aggregate of 510,204 shares at an exercise price of $3.430 per share (“Tranche A”); warrants to purchase an aggregate of 424,242 shares at an exercise price of $4.125 per share (“Tranche B”); and warrants to purchase an aggregate of 127,273 shares at an exercise price of $6.875 per share (“Tranche C”). The exercise prices and number of underlying shares of Common Stock are subject to adjustment from time to time as set forth in the Warrant. The Warrant is exercisable at the option of its holder in whole or in part into shares of Common Stock from time to time on or after March 12, 2021 (the “Effective Date”) and on or before the date that is the 60-month anniversary of the Effective Date.

The foregoing summary of the Warrant is qualified in its entirety by reference to the full text of the form of Warrant, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Registration Rights Agreement

In connection with the Financing Agreement, the Company entered into a registration rights agreement with the holders from time to time of the Warrants, dated as of March 12, 2021 (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities on a Registration Statement on Form S-3 or Form S-11 within 60 days following the Effective Date.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership

On March 12, 2021, the Company, in its capacity as general partner of the Operating Partnership, entered into an amendment (the “Amendment”) to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of November 16, 2012 (the “Partnership Agreement”). The Amendment deletes in its entirety the Joinder to the Partnership Agreement previously executed by the Company on December 22, 2020, which provided that the Company may pledge all or any part of its equity interests in the Operating Partnership as security for its obligations under the Powerscourt Agreement.

The foregoing summary of the Amendment is qualified in its entirety by reference the full text of such amendment, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

Cleansing Material

In connection with the Financing Agreement, the Company entered into a disclosure letter, by and between the lenders under the Financing Agreement, dated as of March 12, 2021 (the “Disclosure Letter”). Pursuant to the Disclosure Letter, the Company agreed to disclose the following information:

The following properties have a TTM NOI of $8.9M as of September 30, 2020, and to the knowledge of the Borrower, an equity value in excess of $35M: Forrest Gallery, Village of Martinsville, Alex City Marketplace, Freeway Junction, Pierpont, Beaver Ruin Village, Beaver Ruin Village II, and Franklin Village (the “Cleansing Materials”).

The Cleansing Materials are based solely on information available to the Company as of the date hereof and were not prepared with a view toward public disclosure. The Cleansing Materials should not be relied on by any party for any reason.

The information contained in Item 7.01 and the exhibits of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the SEC under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1*	Financing Agreement dated March 12, 2021, by and among the Company, certain subsidiaries of the Company from time to time party thereto, as guarantors, the lenders from time to time party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent.
10.2*	Form of Warrant for the Purchase of Common Stock dated March 12, 2021.
10.3*	Registration Rights Agreement dated March 12, 2021, by and among the Company, the investors identified on a schedule attached thereto and certain other security holders party thereto.
10.4	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. dated March 12, 2021.

*	The exhibits and schedules to the Financing Agreement, Warrant and Registration Rights Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation 8-K. The Company will furnish copies of any such exhibits or schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Daniel Khoshaba
	Name:	Daniel Khoshaba
	Title:	Chief Executive Officer

Dated: March 12, 2021

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